SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ANTENNA TV AN[OMEGA]NYMOE ETAIPEIA
             (Exact name of registrant as specified in its charter)

                                 ANTENNA TV S.A.
                  (Translation of registrant name into English)

 THE HELLENIC REPUBLIC                                       NONE
(State of incorporation)                               (I.R.S. Employer
                                                      Identification No.)

                KIFISSIAS AVENUE 10-12
                   MAROUSSI 151 25
                   ATHENS, GREECE
                 (30-1) 685-0370                             N/A
      (Address of principal executive offices)            (ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                        Name of each exchange on which
     to be so registered                        each class is to be registered
     -------------------                        ------------------------------
            NONE                                              NONE

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-72247

Securities to be registered pursuant to Section 12(g) of the Act:

                 CAPITAL STOCK, NOMINAL VALUE GRD 100 PER SHARE
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered.

                  A description of the securities of Antenna TV S.A. (the "Company") to be registered hereunder is incorporated by reference to the Company's Registration Statement on Form F-1 (File No. 333-72247), filed with the Securities and Exchange Commission on February 12, 1999 (the "Form F-1").

Item 2.           Exhibits

                  1. Articles of Incorporation of the Corporation (incorporated by reference to Exhibit 3.1 of the Form F-1).

                  2. Form of American Depositary Receipt representing one half of one share of Capital Stock of the Company, nominal value GRD 100 per share (incorporated by reference to Exhibit 4.1 of the Form F-1).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                         ANTENNA TV S.A.


Date: March 2, 1999                      By: /s/ Theodore Kyriakou
                                             ---------------------
                                             Name:  Theodore Kyriakou
                                             Title: Executive Vice President and
                                                    Chief Operating Officer